Exhibit 4.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated December     , 2007 (the “Effective Date”), is entered into by and among Remy International, Inc., a Delaware corporation (the “Company”), each of the individuals and entities listed on Schedule I hereto (the “Common Stockholders”), and each of the individuals and entities listed on Schedule II hereto (the “Preferred Holders”). The Common Stockholders and the Preferred Holders are collectively referred to herein as the “Stockholders.”

RECITALS

A. Pursuant to the Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated August 31, 2007 (the “Plan”), of Remy Worldwide Holdings, Inc. and each of the entities listed on Annex I thereto, including all exhibits and supplements thereto, which Plan became effective on the date hereof, and as described in the term sheet attached as Exhibit E to the Solicitation and Disclosure Statement related thereto and dated as of August 31, 2007, the Stockholders were granted registration rights with respect to the Registrable Securities (as defined below) and Registrable Preferred (as defined below) held by such Stockholders.

B. The Company’s and the Stockholders’ respective obligations under the Plan are conditioned upon the execution and delivery of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and respective covenants and agreements set forth in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE I.

REGISTRATION RIGHTS

Section 1.1 Definitions. For purposes of this Agreement:

(a) “Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than (50%) of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person including, without limitation, any investment fund now or hereafter existing that is Controlled by, or under common Control with, one or more of the same general partners or managing members as such Person or shares the same management company with such Person. As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Common Stock” means shares of the Company’s common stock, par value of $0.0001 per share.

(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d) “Holder” means a Person that (i) is a party to this Agreement (or a permitted transferee under Section 1.12 hereof) and (ii) owns Registrable Securities.

(e) “Majority in Interest of Participating Holders” means Participating Holders owning a majority of the Registrable Securities included in a Registration Statement.

(f) “NASD” means the National Association of Securities Dealers, Inc.

(g) “Participating Holders” means Holders participating, or electing to participate, in an offering of Registrable Securities.

(h) “Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

(i) “Preferred Stock” means, collectively, shares of the Company’s (i) Series A Preferred Stock, par value $0.0001 per share and (ii) Series B Preferred Stock, par value $0.0001 per share.

(j) “Registrable Preferred” means shares of Preferred Stock issued by the Company on the effective date of and pursuant to the Plan, solely to the extent that the holder of such Preferred Stock did not receive such Preferred Stock pursuant to section 1145 of the Bankruptcy Code or if such holder would be considered an underwriter with respect to such Preferred Stock pursuant to section 1145 of the Bankruptcy Code, in each case unless any of the conditions described in clauses (A) through (E) of the proviso in the definition of Registrable Securities would apply to such Preferred Stock.

(k) “Registrable Securities” means (a) any shares of Common Stock acquired by or deemed acquired by the Common Stockholders pursuant to the Plan or subsequently acquired after the Effective Date, and (b) any shares of Common Stock or other securities issued or issuable with respect to the securities referred to in clause (a) above (i) upon any conversion or exchange thereof, (ii) by way of stock dividend or other distribution, stock split or reverse stock split, or (iii) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer, reorganization or other similar event; provided, however, that shares of Common Stock or other securities that are considered to be Registrable Securities shall cease to be Registrable Securities (A) upon the sale thereof pursuant to and in accordance with an effective Registration Statement, (B) upon the sale thereof pursuant to Rule 144 (or successor rule) under the Securities Act, (C) when the Company has become a public reporting company under the Exchange Act and such securities are freely tradable under Section 1145 of the Bankruptcy Code, (D) when they will have ceased to be outstanding or (E) when such securities have been sold and may thereafter be sold without registration.

(l) “Registrable Securities then outstanding” means the number of shares of Common Stock determined by adding, at the time of such calculation, the number of outstanding shares of Common Stock which are Registrable Securities, plus the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are Registrable Securities.

(m) “Registration Expenses” mean all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, this ARTICLE I, including, without limitation, (i) SEC, stock exchange, NASD and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities and Registrable Preferred), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (v) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vi) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vii) the fees and expenses incurred in connection with the listing of the Registrable Securities and Registrable Preferred on any securities exchange or Nasdaq and (viii) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether any Registration Statement filed in connection with such registration is declared effective. “Registration Expenses” shall also include fees, charges and disbursements of one (1) firm of counsel to all of the Participating Holders participating in any underwritten public offering pursuant to this ARTICLE I (which shall be selected by a Majority in Interest of the Participating Holders).

(n) “Registration Statement” shall mean any Registration Statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers any of the shares of Common Stock and any other equity securities, including Registrable Preferred, of the Company pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

(o) “SEC” or “Commission” means the United States Securities and Exchange Commission.

(p) “Securities Act” means the Securities Act of 1933, as amended.

(q) “Selling Expenses” shall mean the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities and Registrable Preferred registered by the Stockholders.

Section 1.2 Demand Registration.

(a) Request by Holders. If the Company (i) receives at any time commencing on the date of this Agreement and ending on the completion by the Company of an initial public offering of Common Stock (an “IPO”) pursuant to an effective Registration Statement under the Securities Act, a written request from (A) any Holder (each Holder making a request pursuant to this Section 1.2(a), a “Requesting Holder”) that holds as of the time it makes such request a number of shares of Common Stock equal to at least 20% of the aggregate number of shares of outstanding Common Stock as of the Effective Date or (B) Holders that hold at least a majority in the aggregate of the Registrable Securities then outstanding or (ii) at any time following the completion of an IPO by the Company pursuant to an effective Registration Statement under the Securities Act, a written request from any Holder or Holders requesting registration of an aggregate number of Registrable Securities equal to the greater of (A) at least 10% of the outstanding Registrable Securities at the time of the demand and (B) at least 5% of the outstanding Registrable Securities as of the Effective Date, that the Company register Registrable Securities held by Requesting Holders (any demand made pursuant to this Section 1.2(a), a “Demand Request”), then the Company shall, within ten (10) days after receipt of such Demand Request, give written notice of such request (“Request Notice”) to all Holders. Each Demand Request shall (x) specify the number of Registrable Securities and Registrable Preferred that the Requesting Holders intend to sell or dispose of, (y) state the intended method or methods of sale or disposition of the Registrable Securities and Registrable Preferred and (z) specify the expected price range (net of underwriting discounts and commissions) acceptable to the Requesting Holders to be received for such Registrable Securities and Registrable Preferred. Following receipt of a Demand Request, the Company shall:

(i) cause to be filed, as soon as practicable, but in any event within eighty (80) days of the date of delivery to the Company of the Demand Request, a Registration Statement covering such Registrable Securities and Registrable Preferred that the Company has been so requested to register by the Requesting Holders and other Holders who request to the Company, within thirty (30) days of the mailing of the Request Notice, that their Registrable Securities and Registrable Preferred be registered, providing for the registration under the Securities Act of such Registrable Securities and Registrable Preferred to the extent necessary to permit the disposition of such Registrable Securities and Registrable Preferred in accordance with the intended method of distribution specified in such Demand Request; provided, that, if requested by the Requesting Holders, any such request for registration will be a “shelf registration” pursuant to Rule 415 under the Securities Act, if the Company is then eligible to use Form S-3;

(ii) use its commercially reasonable best efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter, but in no event later than ninety (90) days following the date of initial filing thereof with the SEC; and

(iii) refrain from filing any other Registration Statements, other than pursuant to a Registration Statement on Form S-4 or Form S-8 (or similar or successor forms), with respect to any other securities of the Company until such date which is (x)

180 days following effectiveness of the Registration Statement filed in response to the Demand Request or (y) 60 days following effectiveness of the Registration Statement filed in response to a Form S-3 Demand.

(b) Effective Registration Statement. A registration requested pursuant to this ARTICLE I shall not be deemed to have been effected and shall not count as one of the five (5) Demand Requests referenced in Section 1.2(d)(ii) hereof (i) unless a Registration Statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and Registrable Preferred covered by such Registration Statement until such time as all of such Registrable Securities and Registrable Preferred have been disposed of in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement; provided, however, that such period shall not exceed 120 days (except in the case of a shelf registration as contemplated by the proviso set forth in Section 1.2(a)(i) hereof); (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and has not thereafter become effective, or if the offering of Registrable Securities and Registrable Preferred is not consummated for any reason, including, without limitation, if the underwriters of an underwritten public offering advise the Participating Holders that the Registrable Securities and Registrable Preferred cannot be sold at a net price per share equal to or above the minimum net price disclosed in the preliminary prospectus; (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived (unless a substantial cause of such conditions to closing not being satisfied shall be attributable to one or more Participating Holders); or (iv) if the amount of Registrable Securities and Registrable Preferred of Requesting Holders included in the registration are cut back to fewer than 50% of the Registrable Securities and Registrable Preferred originally requested to be registered.

(c) Selection of Underwriters; Priority for Demand Registrations.

(i) In the event that the Requesting Holders intend to distribute the Registrable Securities and Registrable Preferred covered by the Demand Request by means of an underwriting, they shall so advise the Company as part of the Demand Request and the Company shall include such information in the Request Notice; provided, that in such event only Registrable Securities and Registrable Preferred that are held by the Stockholders may be included in such registration, unless a Majority in Interest of the Requesting Holders (as defined below) shall otherwise agree. The managing underwriter for such underwriting shall be one or more reputable nationally recognized investment banks selected by Requesting Holders owning a majority of the Registrable Securities included in such Registration Statement (a “Majority in Interest of the Requesting Holders”) subject to the approval of the Company, which approval shall not be unreasonably withheld, delayed or conditioned. In such event, the right of any Holder to include such Holder’s Registrable Securities and Registrable Preferred in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities and Registrable Preferred in the underwriting to the extent provided in this Section 1.2(c). If requested by the underwriters, the Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement with the underwriter selected for such underwriting in customary form and reasonably satisfactory in form and substance to the Holders of a Majority in Interest of Participating Holders.

(ii) If the managing underwriter concludes that less than all of the Registrable Securities and Registrable Preferred which the Participating Holders propose to include in the offering can be successfully sold in the offering, the managing underwriter will be obligated to include in such Registration Statement, as to each Participating Holder, only that portion of the Registrable Securities and Registrable Preferred such Participating Holder has requested be registered equal to the ratio which the number of Registrable Securities and Registrable Preferred such underwriter concludes can be successfully sold bears to the total number of Registrable Securities and Registrable Preferred requested to be included in such Registration Statement by all Participating Holders who have requested that their Registrable Securities and Registrable Preferred be included in such Registration Statement. It is acknowledged by the parties hereto that pursuant to the foregoing provision, the securities to be included in a registration requested by the Requesting Holders pursuant to Section 1.2(a) shall be allocated:

(A) first, to the Participating Holders; and

(B) second, to the Company and any other shareholders of the Company requesting registration of securities of the Company, subject to the proviso set forth in the first sentence in Section 1.2(c)(i).

(d) Limitations on Demand Registrations.

(i) The Company may delay making a filing of a Registration Statement or taking action in connection therewith by not more than sixty (60) days after receipt of a Demand Request if the Company provides a written certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the Holders, prior to the time it would otherwise have been required to file such Registration Statement or take such action pursuant to this Section 1.2, stating that the Board of Directors of the Company (the “Board”) has determined in good faith that it would be seriously detrimental to the Company and its stockholders if such Registration Statement (or an amendment thereto) were filed and such Registration Statement (or amendment) were to become effective, or remain effective for the time otherwise required for such Registration Statement to remain effective, because such action either would (A) materially adversely affect a significant financing, acquisition, disposition, merger or other material transaction, (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (C) render the Company unable to comply with requirements under the Securities Act or the Exchange Act (each, a “Valid Business Reason”) and that it is therefore essential to defer the filing of the Registration Statement; provided, however, that such right to delay a Demand Request shall be exercised by the Company not more than once in any 12 month period and the Company shall only have the right to delay a Demand Request so long as such Valid Business Reason exists (but in no event for a period longer than sixty (60)

days), and during such time the Company may not file a Registration Statement for securities to be issued and sold for its own account or for that of anyone other than the Holders other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction.

(ii) The Company shall only be obligated to effect five (5) Demand Requests pursuant to this Section 1.2, except for Demand Requests for registrations on Form S-3 which shall be unlimited.

(iii) The Company will not be required to effect any registration in response to a Demand Request during the period starting on the date thirty (30) days prior to the Company’s estimated date of filing of, and ending on the date (x) subject to the immediately following clause (y), one-hundred eighty (180) days immediately following the effective date of, any Registration Statement (other than on Form S-4 or S-8) pertaining to the securities of the Company or (y) sixty (60) days immediately following the effective date of the Registration Statement filed in response to a Form S-3 Demand, provided that the Company is employing in good faith all commercially reasonable efforts to cause such Registration Statement to become effective.

(e) Cancellation of Registration. A Majority in Interest of the Requesting Holders shall have the right to cancel a proposed registration of Registrable Securities and Registrable Preferred pursuant to this Section 1.2 when, (i) in their discretion, market conditions are so unfavorable as to be seriously detrimental to an offering pursuant to such registration or (ii) the request for cancellation is based upon material adverse information relating to the Company that is different from the information known to the Requesting Holders at the time of the Demand Request. Such cancellation of a registration shall not be counted as one of the five (5) Demand Requests and notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the expenses of the Participating Holders incurred in connection with the registration prior to the time of cancellation.

Section 1.3 Piggyback Registrations.

(a) Right to Include Registrable Securities. Each time that the Company proposes for any reason to register any of its securities of the same class as the Registrable Securities or the Registrable Preferred under the Securities Act, either for its own account or for the account of a stockholder or stockholders exercising demand registration rights (other than (i) Demand Requests pursuant to Section 1.2 hereof or (ii) the Form S-3 Demand pursuant to Section 1.4 hereof) (a “Proposed Registration”), the Company shall promptly give written notice (which notice shall be given not less than forty (40) days prior to the expected filing date of the Proposed Registration) of such Proposed Registration to all of the holders of Registrable Securities and Registrable Preferred (collectively, “Piggyback Holders”) and shall offer such Piggyback Holders the right to request inclusion of any of such Piggyback Holder’s Registrable Securities or Registrable Preferred, as applicable, in the Proposed Registration; provided, however, that the Piggyback Holders shall have no right to include Registrable Securities or Registrable Preferred in a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC

Rule 145 transaction. No registration pursuant to this Section 1.3 shall relieve the Company of its obligation to register Registrable Securities pursuant to a Demand Request, as contemplated by Section 1.2 hereof. The rights to piggyback registration may be exercised on an unlimited number of occasions.

(b) Piggyback Procedure. Each Piggyback Holder shall have thirty (30) days from the date of receipt of the Company’s notice referred to in Section 1.3(a) above to deliver to the Company a written request specifying the number of Registrable Securities or Registrable Preferred, as applicable, such Piggyback Holder intends to sell and such Piggyback Holder’s intended method of disposition. Any Piggyback Holder shall have the right to withdraw such Piggyback Holder’s request for inclusion of such holder’s Registrable Securities or Registrable Preferred in any Registration Statement pursuant to this Section 1.3 by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within 24 hours of the time the Registration Statement is to become effective. Subject to Section 1.3(c) below, the Company shall use commercially reasonable best efforts to include in such Registration Statement all such Registrable Securities and Registrable Preferred so requested to be included therein; provided, further, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other securities of the same class as the Registrable Securities originally proposed to be registered, without prejudice, however, to the rights of any Holder to request that a registration be effected under a Demand Request; and provided, further, that no registration effected under this provision will relieve the Company from its obligations to effect registration upon a Demand Request, subject to the express terms and conditions set forth in this Agreement.

(c) Priority for Piggyback Registration. Notwithstanding any other provision of this ARTICLE I, if in its good faith view, the managing underwriter of an underwritten public offering determines and advises the Company and the Piggyback Holders in writing that the inclusion of all Registrable Securities and Registrable Preferred proposed to be included by the Piggyback Holders in the underwritten public offering would significantly and adversely interfere with the successful marketing of the Company’s securities covered by the applicable Registration Statement, then the Piggyback Holders shall not be permitted to include any Registrable Securities or Registrable Preferred in excess of the amount, if any, of Registrable Securities and Registrable Preferred that the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for the account of the Company. In no event shall any Registrable Securities or Registrable Preferred be excluded from such offering unless all other stockholders’ securities are similarly excluded. It is acknowledged by the parties hereto that pursuant to the foregoing provision, the securities to be included in a registration initiated by the Company shall be allocated:

(i) first, to all securities that the Company proposes to register for its own account (the “Company Securities”);

(ii) second, to the extent that the number of Company Securities is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the remaining securities to be included in such registration will be allocated on a pro rata basis among (A) all Piggyback Holders requesting that Registrable Securities or Registrable Preferred be included in such Registration, and (B) all other holders (“Other Holders”) of the Company’s securities who have been granted “piggy-back” registration rights with respect to such securities (the “Other Securities”) and have requested that such Other Securities be included in such registration.

For purposes of this Section 1.3, the pro rata portion of each Piggyback Holder and each Other Holder shall be the product of (i) the total number of Registrable Securities, Registrable Preferred and Other Securities which the managing underwriter agrees to include in the public offering and (ii) the ratio which such Piggyback Holder’s or Other Holder’s requested Registrable Securities, Registrable Preferred or Other Securities, as the case may be, bears to the total number of Registrable Securities, Registrable Preferred and Other Securities requested to be included in such Registration Statement by all Piggyback Holders and Other Holders who have requested that their Registrable Securities, Registrable Preferred and Other Securities be included in such Registration Statement; provided, however, that if such underwriter advises the Company that the inclusion of Registrable Preferred in the offering will have a significant and adverse effect on the offering, some or all of the Registrable Preferred may be excluded even if none of the other securities are.

Notwithstanding the foregoing, in no event shall the amount of securities of the Piggyback Holders included in the Proposed Registration be reduced below 20% of the total amount of securities included in the offering, unless such offering is the IPO, in which case the Piggyback Holders may be excluded below this amount if the underwriters make the determination described above and no other stockholders securities are included in such offering. If as a result of the provisions of this Section 1.3(c), any Piggyback Holder shall not be entitled to include more than 20% of its Registrable Securities or Registrable Preferred in a registration that such Piggyback Holder has requested to be so included, such Piggyback Holder may withdraw such Piggyback Holder’s request to include Registrable Securities or Registrable Preferred in such Registration Statement.

(d) Underwritten Offering. In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any notice from the Company to the Stockholders under this Section 1.3 shall offer the Stockholders the right to include any Registrable Securities and Registrable Preferred covered by the Proposed Registration in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through underwriters under such Proposed Registration.

Section 1.4 Form S-3 Registration. Any Holder (an “Initiating Form S-3 Holder”) may request at any time following the Company’s IPO that the Company file a Registration Statement under the Securities Act on Form S-3 (or similar or successor form) covering the sale or other distribution of all or any portion of the Registrable Securities and Registrable Preferred held by such Initiating Form S-3 Holder pursuant to Rule 415 under the Securities Act (“Form S-3 Demand”) if (i) the reasonably anticipated aggregate gross proceeds from the sale of such Registrable Securities and Registrable Preferred would equal or exceed $7,000,000, (ii) the Company is a registrant qualified to use Form S-3 (or any similar or successor form) to register such Registrable Securities and Registrable Preferred and (iii) the plan of distribution of the

Registrable Securities and Registrable Preferred is other than pursuant to an underwritten public offering. If such conditions are met, the Company shall, within ten (10) days after receipt of such Form S-3 Demand, give written notice of such request (the “Form S-3 Request”) to all Holders. Each Holder may elect to participate in the registration contemplated by the Form S-3 Demand by delivery of a written notice to the Company (the “S-3 Participation Notice”) within five (5) business days from the date of receipt of the Form S-3 Request. The S-3 Participation Notice shall state the number of shares of Registrable Securities or Registrable Preferred, as applicable, that such Holder wishes to include in such registration. Thereafter, the Company shall use commercially reasonable best efforts to register under the Securities Act on Form S-3 (or any similar or successor form) at the earliest practicable date, for sale in accordance with the method of disposition specified in the Form S-3 Demand, the number of Registrable Securities and Registrable Preferred specified in such Form S-3 Demand and each S-3 Participation Notice that is timely delivered to the Company. In connection with a Form S-3 Demand, the Company agrees to include in the prospectus included in any Registration Statement on Form S-3, such material describing the Company and intended to facilitate the sale of securities being so registered as is reasonably requested for inclusion therein by the Initiating Form S-3 Holders, whether or not the rules applicable to preparation of Form S-3 require the inclusion of such information. Notwithstanding the foregoing, the Company may delay making a filing of a Registration Statement or taking action in connection therewith by not more than sixty (60) days after receipt of the Form S-3 Demand Request if the Company provides a written certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the Initiating Form S-3 Holders, prior to the time it would otherwise have been required to file such Registration Statement or take such action pursuant to this Section 1.4, stating that the Board has determined in good faith that a Valid Business Reason exists to defer the filing of the Registration Statement; provided, however, that such right to delay a Form S-3 Demand Request shall be exercised by the Company not more than once in any 12 month period and the Company shall only have the right to delay a Form S-3 Demand Request so long as such Valid Business Reason exists (but in no event for a period longer than sixty (60) days), and during such time, the Company may not file a Registration Statement for securities to be issued and sold for its own account or for that of anyone other than the Holders other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction. Form S-3 Demands will not be deemed to be Demand Requests as described in Section 1.2 hereof and Holders shall have the right to request an unlimited number of Form S-3 Demands. Notwithstanding the foregoing, the Company shall not be obligated to file more than one (1) Registration Statement on Form S-3 pursuant to this Section 1.4 in any given two (2) month period.

Section 1.5 Holdback Agreements.

(a) Restrictions on Public Sale by Holders. Each Holder hereby agrees that, if and whenever the Company (i) proposes to register any of its equity securities under the Securities Act, whether or not for its own account, or (ii) is required to use its commercially reasonable best efforts to effect the registration of any Registrable Securities and Registrable Preferred under the Securities Act pursuant to a Demand Registration, such Holder will not, without the prior written consent of the managing underwriter in an underwritten offering, during the period commencing on the date that is ten (10) days prior to, and for up to one-hundred eighty (180) days after, the effective date of such registration or the date of the prospectus for such offering (if later) (the “Lock-Up Period”), effect (other than pursuant to such registration) any public sale or distribution, including, without limitation, any sale pursuant to Rule 144, of any Registrable Securities or Registrable Preferred, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company; provided, however, that if any other holder of securities of the Company is or becomes subject to a shorter Lock-Up Period or receives more advantageous terms relating to the Lock-Up Period under any lock-up agreement (including but not limited to as a result of any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters), then the Lock-Up Period shall be such shorter period and also on such more advantageous terms. The Company shall use its best efforts to cause all of the Company’s directors and officers to sign lock-up agreements on comparable terms in connection therewith (or on such terms as may be required by the managing underwriter). Any such lock-up agreements signed by the Holders shall contain reasonable and customary exceptions, including, without limitation, the right of a Holder to make transfers to certain Affiliates. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restrictions until the end of the relevant period.

(b) Restrictions on Public Sale by the Company. The Company agrees not to effect (except pursuant to registrations on Form S-4 or S-8 or any similar or successor form) any public sale or distribution, or to file any Registration Statement covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities during the Lock-Up Period, to the extent reasonably requested by the managing underwriter (except for securities being sold by the Company for its own account under such Registration Statement).

Section 1.6 Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities and Registrable Preferred is required pursuant to this Agreement, the Company shall use commercially reasonable best efforts to effect the registration and sale of such Registrable Securities and Registrable Preferred in accordance with the intended method of distribution thereof as promptly as possible, and in connection with any such request, the Company shall, as expeditiously as possible:

(i) Preparation of Registration Statement; Effectiveness. Prepare and file with the SEC (in any event not later than eighty (80) days after receipt of a Demand Request to file a Registration Statement with respect to Registrable Securities and Registrable Preferred), a Registration Statement on any form on which the Company then qualifies, which counsel for the Company shall deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof (except that the Registration Statement shall contain such information as may reasonably be requested for marketing or other purposes by the managing underwriter), and use commercially reasonable best efforts to cause any registration required hereunder to become effective as soon as practicable after the initial filing thereof and remain effective for a period of not less than 120 days (or such shorter period in which all Registrable Securities and Registrable Preferred have been sold in accordance with the methods of distribution set forth in the Registration Statement); provided, however, that, in the case of any registration of Registrable Securities and Registrable Preferred on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120 day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities and Registrable Preferred are sold, provided, that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis;

(ii) Participation in Preparation. Provide any Participating Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any Participating Holder or underwriter (each, an “Inspector” and, collectively, the “Inspectors”), the opportunity to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;

(iii) Due Diligence. For a reasonable period prior to the filing of any Registration Statement pursuant to this Agreement, make available for inspection and copying (such copying to be at the Company’s expense) by the Inspectors such financial and other information and books and records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the officers, directors, employees, counsel and independent certified public accountants of the Company and its subsidiaries to respond to such inquiries and to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, as shall be reasonably necessary, in the judgment of the Inspectors, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that if requested by the Company, each Inspector shall enter into a confidentiality agreement with the Company prior to participating in the preparation of the Registration Statement or the Company’s release or disclosure of confidential information to such Inspector;

(iv) General Notifications. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, (A) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement, (C) of any comments (oral or written) by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto and (D) of any request by the SEC for any amendments or supplements to such Registration Statement or the prospectus or for additional information;

(v) 10b-5 Notification. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold pursuant to any Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in such Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and file it with the SEC (in any event no later than ten (10) days following notice of the occurrence of such event to each Participating Holder, the sales or placement agent and the managing underwriter) so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities and Registrable Preferred, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(vi) Notification of Stop Orders; Suspensions of Qualifications and Exemptions. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold of (A) any stop order issued or threatened to be issued by the SEC or (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities and Registrable Preferred for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and the Company agrees to use commercially reasonable best efforts to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities and Registrable Preferred included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(vii) Amendments and Supplements; Acceleration. (A) Prepare and file with the SEC such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) under the Securities Act; (B) cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (C) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented; and (D) if a Majority in Interest of the Participating Holders so request, request acceleration of effectiveness from the SEC of the Registration Statement and any post-effective amendments thereto, if any are filed; provided, however, that at the time of such request, the Company does not in good faith believe that it is necessary to amend further the Registration Statement in order to comply with the provisions of this subparagraph and, provided, further, if the Company wishes to further amend the Registration Statement prior to requesting acceleration, it shall have five (5) days to so amend prior to requesting acceleration;

(viii) Copies. Furnish as promptly as practicable to each Participating Holder and Inspector prior to filing a Registration Statement or any supplement or amendment thereto, copies of such Registration Statement, supplement or amendment as it is proposed to be filed, and after such filing such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities and Registrable Preferred owned by such Participating Holder;

(ix) Blue Sky. Use commercially reasonable best efforts to, prior to any public offering of the Registrable Securities and Registrable Preferred, register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities and Registrable Preferred under such other securities or blue sky laws of such jurisdictions as any Participating Holder or underwriter may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Participating Holder or underwriter requests or until all of such Registrable Securities and Registrable Preferred are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Participating Holder to consummate the disposition in such jurisdictions of the Registrable Securities and Registrable Preferred; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent of process in any such states or jurisdictions or subject itself to material taxation in any such state or jurisdiction, but for this subparagraph;

(x) Other Approvals. Use commercially reasonable best efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Participating Holders and underwriters to consummate the disposition of Registrable Securities and Registrable Preferred;

(xi) Agreements. Enter into and perform customary agreements (including any underwriting agreements in customary form), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities and Registrable Preferred;

(xii) “Cold Comfort” Letter. Obtain a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter may reasonably request, and reasonably satisfactory to a Majority in Interest of the Participating Holders;

(xiii) Legal Opinion. Furnish, at the request of any underwriter of Registrable Securities and Registrable Preferred on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the

Holders, and the placement agent or sales agent, if any, thereof and the underwriters, if any, thereof, covering such legal matters with respect to the registration in respect of which such opinion is being given as such underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a Majority in Interest of the Participating Holders;

(xiv) SEC Compliance, Earnings Statement. Use commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its shareholders, as soon as reasonably practicable, but no later than fifteen (15) months after the effective date of any Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of such Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xv) Certificates, Closing. Provide officers’ certificates and other customary closing documents;

(xvi) NASD. Cooperate with each Participating Holder and each underwriter participating in the disposition of such Registrable Securities and Registrable Preferred and underwriters’ counsel in connection with any filings required to be made with the NASD;

(xvii) Road Show. Cause appropriate officers as are requested by a managing underwriter to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to an underwritten public offering;

(xviii) Listing. Use its best efforts to cause all such Registrable Securities and Registrable Preferred to be listed on each securities exchange on which similar securities issued by the Company are then listed and if not so listed, to be authorized for quotation on the NASD automated quotation system (or, in the case of the IPO, to become so listed or authorized if requested);

(xix) Transfer Agent, Registrar and CUSIP. Provide a transfer agent and registrar for all Registrable Securities and Registrable Preferred registered pursuant hereto and a CUSIP number for all such Registrable Securities and Registrable Preferred, in each case, no later than the effective date of such registration;

(xx) Private Sales. Use its best efforts to assist a Holder in facilitating private sales of Registrable Securities and Registrable Preferred by, among other things, providing officers’ certificates and other customary closing documents reasonably requested by a Holder; and

(xxi) Best Efforts. Use commercially reasonable best efforts to take all other actions necessary to effect the registration of the Registrable Securities and Registrable Preferred contemplated hereby.

(b) Seller Information. The Company may require each Participating Holder as to which any registration of such Holder’s Registrable Securities and Registrable Preferred is

being effected to furnish to the Company such information regarding such Participating Holder and such Participating Holder’s method of distribution of such Registrable Securities and Registrable Preferred as the Company may from time to time reasonably request in writing or as may be required by law. If a Participating Holder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the Registration Statement, the Company may exclude such Participating Holder’s Registrable Securities and Registrable Preferred from the Registration Statement if the Company provides such Participating Holder with an opinion of counsel to the effect that such information must be included in the Registration Statement and such Participating Holder continues thereafter to withhold such information. The exclusion of a Participating Holder’s Registrable Securities and Registrable Preferred shall not affect the registration of the other Registrable Securities and Registrable Preferred to be included in the Registration Statement.

(c) Notice to Discontinue. Each Participating Holder whose Registrable Securities and Registrable Preferred are covered by a Registration Statement filed pursuant to this Agreement agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 1.6(a)(v), such Participating Holder shall forthwith discontinue the disposition of Registrable Securities and Registrable Preferred until such Participating Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.6(a)(v) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus, and, if so directed by the Company in the case of an event described in Section 1.6(a)(v), such Participating Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Participating Holder’s possession, of the prospectus covering such Registrable Securities and Registrable Preferred which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement is to be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.6(a)(v) to and including the date when the Participating Holder shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 1.6(a)(v).

Section 1.7 Registration Expenses and Selling Expenses. Except as otherwise provided herein, all Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities and Registrable Preferred registered shall be borne by the Participating Holders of such Registrable Securities and Registrable Preferred pro rata on the basis of the number of Registrable Securities and Registrable Preferred sold.

Section 1.8 Indemnification.

(a) Indemnification by the Company. In the event any Registrable Securities or shares of Registrable Preferred are included in a Registration Statement, the Company will indemnify and hold harmless to the fullest extent permitted by law each Stockholder, each of such Stockholder’s directors, officers, employees, advisors, agents, stockholders, members, general partners and limited partners (and the directors, officers, employees, advisors, agents, stockholders, members, general partners and limited partners thereof), their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act)

any of such Persons, and each underwriter and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter (collectively, “Company Indemnified Parties”) from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel, any amounts paid in settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed, and any costs incurred in enforcing the Company’s indemnification obligations hereunder) or other liabilities (collectively, “Losses”) to which any such Company Indemnified Party may become subject under the Securities Act, the Exchange Act, any other federal, state or foreign law or any rule or regulation promulgated thereunder, or under any common law or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are resulting from or arising out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in any Registration Statement, including any prospectus or preliminary prospectus contained therein or any amendments or supplements thereto, any free writing prospectuses or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal law, any state or foreign securities law, or any rule or regulation promulgated under any of the foregoing laws, relating to the offer or sale of the Registrable Securities or Registrable Preferred, and in any such case the Company will promptly reimburse each such Company Indemnified Party for any legal and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action or investigation or proceeding (collectively, a “Claim”); provided, however, that the Company shall not be liable to any Company Indemnified Party for any Losses that arise out of or are based upon any untrue statement or omission made in conformity with written information provided by a Company Indemnified Party expressly for use in the Registration Statement. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Company Indemnified Parties and shall survive the transfer of Registrable Securities and/or Registrable Preferred by such Company Indemnified Parties.

(b) Indemnification by Participating Holders. In connection with any proposed registration in which a Stockholder is participating pursuant to this Agreement, each such Participating Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons (collectively, “Stockholder Indemnified Parties”) to the same extent as the foregoing indemnity from the Company to the Stockholders as set forth in Section 1.8(a) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such untrue statement or omission made in conformity with information furnished in writing by such Participating Holder expressly for use in such Registration Statement; provided, however, that the liability of any Participating Holder under this Section 1.8(b) shall be limited to the amount of the net proceeds received by such Participating Holder in the offering giving rise to such liability. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the

Stockholder Indemnified Parties and shall survive the transfer of Registrable Securities and/or Registrable Preferred by such Participating Holder.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless and to the extent such Indemnifying Party is materially prejudiced by such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the Indemnified Party reasonably believes that the joint representation of the Indemnified Party and any other party in such proceeding (including but not limited to the Indemnifying Party) would be inappropriate under applicable standards of professional conduct. In the case of clause (ii) above and (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

(d) Contribution. If the indemnification provided for in this Section 1.8 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative faults of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or

Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Stockholder under this Section 1.8(d) shall be limited to the amount of the net proceeds received by such Stockholder in the offering giving rise to such liability. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 1.8(a), Section 1.8(b) and Section 1.8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 1.8(d) from any Person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company and Stockholders under this ARTICLE I shall survive the completion of any offering of Registrable Securities and/or Registrable Preferred pursuant to a registration statement under this ARTICLE I, and shall survive the termination of this Agreement.

Section 1.9 Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Stockholders the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Stockholder to sell securities of the Company to the public without registration, the Company covenants that it will (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and (ii) take such further action as each Stockholder may reasonably request (including, but not limited to, providing any information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities and Registrable Preferred under the Securities Act), at all times from and after the date which is ninety (90) days following the Company’s IPO, all to the extent required from time to time to enable such Stockholder to sell Registrable Securities and/or Registrable Preferred without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A (if available with respect to resales of the Registrable Securities and Registrable Preferred) under the Securities Act, as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC. Upon the written request of a Stockholder, the Company shall deliver to the Stockholder a written statement as to whether it has complied with such requirements. For the avoidance of doubt, this Section 1.9 shall not limit any obligation of the Company under its Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certification of Incorporation”).

Section 1.10 Certain Limitations On Registration Rights. No Stockholder may participate in any Registration Statement hereunder involving an underwritten public offering unless such Stockholder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of the underwriting arrangements made in connection with such Registration Statement and agrees to sell such Stockholder’s Registrable Securities and Registrable Preferred on the basis provided in any underwriting agreement approved by the Stockholder or Stockholders entitled hereunder to approve such arrangements; provided, however, that no such Stockholder shall be required to make any representations or warranties to the Company or the underwriters in connection with any such registration other than representations and warranties as to (i) such Stockholder’s ownership of its Registrable Securities and Registrable Preferred to be sold or transferred, (ii) such Stockholder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested. Such Stockholders holding Registrable Securities and Registrable Preferred to be sold by such underwriters may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Stockholders and that any or all of the conditions precedent to the obligations of the underwriters under the underwriting agreement be conditions precedent to the obligations of the Stockholders.

Section 1.11 Limitations on Subsequent Registration Rights. The Company represents and warrants that it has not granted registration rights prior to the date hereof and agrees that from and after the date of this Agreement, it shall not, without the prior written consent of the Holders of at least 66 2/3% of the Registrable Securities then outstanding, enter into any agreement (or amendment or waiver of the provisions of any agreement) with any holder or prospective holder of any securities of the Company that would grant such holder (i) the right to include securities in any registration pursuant to this Agreement or (ii) registration rights that are more favorable, pari passu or senior to those granted to the Stockholders hereunder.

Section 1.12 Transfer of Registration Rights. The rights of a Stockholder hereunder may be transferred or assigned on a pro rata basis in connection with any transfer of Registrable Securities or Registrable Preferred if (i) such transfer is permitted under or accomplished in accordance with the requirements set forth in the Certificate of Incorporation, (ii) the transferee or assignee agrees in writing to become subject to the terms of this Agreement (including but not limited to the restrictions on disposition of Registrable Securities and Registrable Preferred) and (iii) the Company is given written notice by such Stockholder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities and/or Registrable Preferred with respect to which such rights are being transferred or assigned.

ARTICLE II.

GENERAL PROVISIONS

Section 2.1 Entire Agreement. This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

Section 2.2 Assignment; Binding Effect. No party may assign either this Agreement or any of its rights, interests or obligations hereunder (i) without the prior written approval of the other parties or (ii) except in accordance with the express provisions of this Agreement. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.

Section 2.3 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to a Common Stockholder, to the address set forth in Schedule I:

If to a Preferred Holder, to the address set forth in Schedule II:

If to the Company:

Remy International, Inc.

2902 Enterprise Drive

Anderson, Indiana 46013

Phone: (765) 778-6550

Fax:     (765) 221-7350

Attn: Mr. John Weber

With a copy to (which does not constitute notice):

Greenberg Traurig, LLP

2375 East Camelback Road, Suite 700

Phoenix, Arizona 85016

Phone: (602) 445-8344

Fax:     (602) 445-8100

Attn: Quinn Williams, Esq.

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

Section 2.4 Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and the Company agrees that it shall not oppose any such demand for specific performance on the basis that monetary damages are available. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

Section 2.5 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in any federal court located in the State of New York or any New York state court, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER

INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 2.5(b).

Section 2.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

Section 2.7 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 2.8 Amendments. The Company will amend Schedule I and Schedule II hereto, as applicable, promptly to reflect additional Stockholders or permitted transfers as contemplated by this Agreement. An amendment or modification to any provision of this Agreement will require the written consent of the Company and the holders of a majority of the Registrable Securities, including each holder which holds as of the date of such amendment a number of shares equal to 20% or more of the outstanding Common Stock as of the Effective Date; provided, however, that the “Piggyback Rights” described herein granted to the holders of Registrable Preferred may not be amended, amended and restated or otherwise modified with respect to any holder of Registrable Preferred without the written consent of such holder.

Section 2.9 Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 2.10 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 2.11 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

Section 2.12 Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.

Section 2.13 Attorneys’ Fees. If any dispute among any parties arises in connection with this Agreement, the prevailing party in the resolution of such dispute in any action or proceeding will be entitled to an order awarding full recovery of reasonable attorneys’ fees and expenses, costs and expenses (including experts’ fees and expenses and the costs of enforcing this Section 2.13) incurred in connection therewith, including court costs, from the non-prevailing party.

Section 2.14 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of the Company’s capital stock of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect of such subdivision, combination or stock dividend on the outstanding shares of such class or series of stock.

Section 2.15 Aggregation of Stock. All shares of Registrable Securities owned or acquired by any Stockholder or its Affiliated entities or persons (assuming full conversion, exchange and exercise of all convertible, exchangeable and exercisable securities into Registrable Securities) shall be aggregated together for the purpose of determining the availability of any right under this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

COMPANY:	REMY INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

STOCKHOLDER:	FIDELITY NATIONAL SPECIAL
OPPORTUNITIES, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

STOCKHOLDER:	ORE HILL HUB FUND LTD.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

STOCKHOLDER:	GREER MOUNTAIN FINANCING, LTD.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

STOCKHOLDER:	KINNEY HILL CREDIT
OPPORTUNITIES FUND, LTD.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

STOCKHOLDER:	THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE FUND, LTD.

THIRD POINT ULTRA LTD.

LYXOR/ THIRD POINT FUND LTD.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

STOCKHOLDER:	GROUP G PARTNERS, LP

GGCP SEQUOIA, LP

GGCP EMERALD BAY PARTNERS, LP

AHFP GROUP G

DBX-CREDIT 1 FUND

PARTNERS GROUP ALTERNATIVE STRATEGIES PCC LIMITED (SILVER DELTA)

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

STOCKHOLDER:	H PARTNERS LP

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

STOCKHOLDER:	HOAK PUBLIC EQUITIES, LP

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

STOCKHOLDER:	CORRIENTE MASTER FUND, LP

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

STOCKHOLDER:	Joshua Tree Capital Partners, LP,

By: Joshua Tree Capital Management, LP,
Its general partner

By: Joshua Tree Capital Management, LLC,
Its general partner

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SCHEDULE I

COMMON STOCKHOLDERS

Name, Address and Facsimile Number

Fidelity National Special Opportunities, Inc.

4050 Calle Real, Suite 210

Santa Barbara, California 93110

Attn:	Michael L. Gravelle
Tel:	805.696.7102
Fax:	805.696.7831

H Partners LP

152 W. 57th Street, 52nd Floor

New York, NY 10019

Attn:	Rehan Jaffer
Tel:	212.974.7175
Fax:	212.974.7181

Hoak Public Equities, LP

500 Crescent Court, Suite 230

Dallas, Texas 75201

Attn:	Chuck Warltier
Tel:	214.855.2284
Fax:	972.960.4895

Corriente Master Fund, LP

201 Main Street, Suite 1800

Fort Worth, Texas 76102

Attn:	James Haddaway
Tel:	817.870.1560
Fax:	817.870.0400

Joshua Tree Capital Partners, LP

One Maritime Plaza

Suite 750

San Francisco, California 94111

Attn:	Vikas Tandon
Tel:	415.568.4260
Fax:	415.568.4268

Joshua Tree Capital Management, LP

One Maritime Plaza

Suite 750

San Francisco, California 94111

Attn:	Vikas Tandon
Tel:	415.568.4260
Fax:	415.568.4268

SCHEDULE II

PREFERRED HOLDERS

Name, Address and Facsimile Number

Fidelity National Special Opportunities, Inc.

4050 Calle Real, Suite 210

Santa Barbara, California 93110

Attn:	Michael L. Gravelle
Tel:	805.696.7102
Fax:	805.696.7831

Ore Hill Hub Fund Ltd.

c/o Ore Hill Partners LLC

650 Fifth Avenue, 9th Floor

New York, NY 10019

Attn:	John Irish
Tel:	212.389.2333
Fax:	212.389.2332

Greer Mountain Financing, Ltd.

c/o Ore Hill Partners LLC

650 Fifth Avenue, 9th Floor

New York, NY 10019

Attn:	John Irish
Tel:	212.389.2333
Fax:	212.389.2332

Kinney Hill Credit Opportunities Fund, Ltd.

c/o Ore Hill Partners LLC

650 Fifth Avenue, 9th Floor

New York, NY 10019

Attn:	John Irish
Tel:	212.389.2333
Fax:	212.389.2332

Third Point Partners Qualified L.P.

390 Park Avenue, Suite 1800

New York, New York 10022

Attn:	Neel Devani
Tel:	310.356.4657

Third Point Partners L.P.

390 Park Avenue, Suite 1800

New York, New York 10022

Attn:	Neel Devani
Tel:	310.356.4657

Third Point Offshore Fund, Ltd.

390 Park Avenue, Suite 1800

New York, New York 10022

Attn:	Neel Devani
Tel:	310.356.4657

Third Point Ultra Ltd.

390 Park Avenue, Suite 1800

New York, New York 10022

Attn:	Neel Devani
Tel:	310.356.4657

Lyxor/ Third Point Fund Ltd.

390 Park Avenue, Suite 1800

New York, New York 10022

Attn:	Neel Devani
Tel:	310.356.4657

Group G Partners, LP

800 Third Ave, 223rd Floor

New York, NY 10022

Attn:	Geoffrey Gwin
Tel:	212-731-2104
Fax:	212-731-2107

GGCP Sequoia, LP

800 Third Ave, 223rd Floor

New York, NY 10022

Attn:	Geoffrey Gwin
Tel:	212-731-2104
Fax:	212-731-2107

GGCP Emerald Bay Partners, LP

800 Third Ave, 223rd Floor

New York, NY 10022

Attn:	Geoffrey Gwin
Tel:	212-731-2104
Fax:	212-731-2107

AHFP Group G

800 Third Ave, 223rd Floor

New York, NY 10022

Attn:	Geoffrey Gwin
Tel:	212-731-2104
Fax:	212-731-2107

dbX-Credit 1 Fund

800 Third Ave, 223rd Floor

New York, NY 10022

Attn:	Geoffrey Gwin
Tel:	212-731-2104
Fax:	212-731-2107

Partners Group Alternative Strategies PCC Limited (Silver Delta)Group G Capital Partners, LLC

800 Third Ave, 223rd Floor

New York, NY 10022

Attn:	Geoffrey Gwin
Tel:	212-731-2104
Fax:	212-731-2107

H Partners LP

152 W. 57th Street, 52nd Floor

New York, NY 10019

Attn:	Rehan Jaffer
Tel:	212.974.7175
Fax:	212.974.7181

Hoak Public Equities, LP

500 Crescent Court, Suite 230

Dallas, Texas 75201

Attn:	Chuck Warltier
Tel:	214.855.2284
Fax:	972.960.4895

Corriente Master Fund, LP

201 Main Street, Suite 1800

Fort Worth, Texas 76102

Attn:	James Haddaway
Tel:	817.870.1560
Fax:	817.870.0400

Joshua Tree Capital Partners, LP

One Maritime Plaza

Suite 750

San Francisco, California 94111

Attn:	Vikas Tandon
Tel:	415.568.4260
Fax:	415.568.4268